SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 23, 2003
(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21729 (Commission File Number)	73-1247666 (I.R.S. Employer Identification Number)

13155 Noel Road, Suite 700, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events
Signatures

Item 5. Other Events

In a meeting of the Board of Directors of The viaLink Company today, Ms. Sue A. Hale resigned. She attributed her resignation to her increased professional duties and increased responsibility in community projects. The Board of Directors thanked Ms. Hale for her years of service on the Board.

The Board of Directors today, in accordance with the Bylaws of the Company, elected Brian M. Carter, Vice President and Chief Financial Officer, to the Board to fill the vacancy left by Ms. Hale’s resignation. Mr. Carter’s service on the Board of Directors is effective immediately. The election of Mr. Carter to the seven member Board brings the total number of management members serving on the Board to two (2).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company

Date: December 23, 2003	By:	/s/ Brian Carter Brian Carter Vice President and Chief Financial Officer